Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2015

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    73

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   653


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0210

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0720


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         5017

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                41
	    Class C              3472
	    Class Y		12237


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 19.11

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 18.06
	    Class C           $ 18.33
	    Class Y	      $ 19.09



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    26

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   495



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0410

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0756

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          727

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                11
	    Class C               157
	    Class Y		 8847


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 10.33

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $  9.88
	    Class C           $  9.89
	    Class Y	      $ 10.23